Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus of Bakkt Holdings, Inc. constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement to Form S-1 (No. 333-261034) of our report dated March 28, 2022, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 5, 2022